UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2011

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

121 New York Avenue, Trenton, New Jersey		08638
(Address of Principal Executive Offices)		(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement with AlixPartners

On March 30, 2011, Clark Holdings Inc. (the “Company”) entered into an amendment (the “Consulting Amendment”) to its Agreement for the Provision of Services (the “Consulting Agreement”) with AlixPartners, LLP (“AlixPartners”).  The Consulting Amendment extends the term of the Consulting Agreement, which was scheduled to terminate on March 31, 2011.  Under the Consulting Amendment, AlixPartners will make Christian Cook available to serve as the Company’s Interim President and Chief Operating Officer through May 2011, with a Company option to extend his services through June 2011.  As compensation, the Company will pay AlixPartners a fee of $65,000 per month in April and May and $85,000 in June, payable bi-monthly.  The Consulting Amendment also adjusts the additional fee that AlixPartners will be entitled to receive if the Company is sold during the term of the Consulting Agreement, as amended, or during the twelve months after the agreement is completed or terminated.  The Consulting Agreement, except as amended, remains in full force and effect.

Amendment to Credit Facility

The Company was unable to comply with its financial covenant relating to EBITDA contained in the Credit and Security Agreement, dated as of March 5, 2010, between the Company, each of its subsidiaries and Cole Taylor Bank (the “Credit Agreement”), for the 52 weeks ending January 1, 2011.  The noncompliance constituted an event of default under the Credit Agreement.  On March 30, 2011, the Company entered into an amendment to the Credit Agreement (the “Credit Amendment”), effective as of March 25, 2011, pursuant to which Cole Taylor Bank waived the event of default.  The Credit Amendment also provides that (i) the minimum interest rate on loans under the Credit Agreement is 6.5% and the interest rate for LIBOR loans and prime rate loans is 2.5% above the prime rate and 5% above LIBOR, respectively; (iii) the borrowing base reserve of $250,000 may not be released and increases by $10,000 each week for the 15 weeks beginning July 1, 2011; (iv) the covenant relating to EBITDA no longer applies and the covenant relating to fixed charge coverage ratio will not apply until February 4, 2012; and (v) as of the end of the first quarter of fiscal year 2011 and each month thereafter until December 31, 2011, the Company’s cumulative year-to-date pre-tax losses may not exceed certain specified targets.

A copy of the press release announcing the Consulting Amendment and Credit Amendment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2011
CLARK HOLDINGS INC.

	By:	/s/ Kevan Bloomgren
Name: Kevan Bloomgren
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release.